EXHIBIT 10.13

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER

SECURED CONVERTIBLE PROMISSORY NOTE

$__0,000	JANUARY 16, 2008

FOR VALUE RECEIVED, InterMetro Communications, Inc., a Nevada corporation (the "Company"), promises to pay to the order of ___________ (“Holder"), at such address as the Holder shall direct, the principal sum of _____________ Thousand Dollars ($__0,000) on the earlier of (i) July 15, 2009, (ii) at Holder's option by notice to the Company, the date the Holder's conversion right pursuant to Section 5 expires or (iii) simultaneously with the closing of (A) any transaction as a result of which the holders of the voting equity securities of the Company immediately before such transaction hold less than a majority of the voting equity securities of the acquiring or surviving entity immediately after such transaction or (B) the sale of all or substantially all of the assets of the Company (the "Maturity Date"). This Note is subject to the following terms and conditions:

2 Loan Agreement; Payments. This Note is one constituent part of a multi-part Unit issued pursuant to, is secured by, and is subject to the terms and conditions of, that certain Loan and Security Agreement dated January 16, 2008, among the Company, the Subsidiaries, Holder, and certain other lenders (the “Loan Agreement”). (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement.) This Note is one of a duly authorized issue of Notes of the Company of like tenor and effect (except for variations necessary to express the name of the payee and the principal amount of the loan) issued pursuant to the Loan Agreement (collectively, the “Lender Notes”). All of the Lender Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to all of the Lender Notes shall be applied ratably and proportionally to all outstanding Lender Notes on the basis of the principal amount of outstanding indebtedness represented thereby. In the event of conflict between this Note and the Loan Agreement, the terms of the Loan Agreement will govern. Payments on this Note shall be applied first to accrued, unpaid interest and thereafter to reduce the outstanding principal amount. Notwithstanding the foregoing, this Note is subordinate to the obligations described in Section 3(k) of the Loan Agreement.

3 Interest. This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at the rate set forth in the Loan Agreement. Accrued interest shall be payable on the Maturity Date, and any accrued interest not paid when due shall thereafter bear interest at the same rate as the principal hereunder.

4 Origination Fee. The Company shall to pay Holder a deferred origination fee in an amount equal to three percent (3.0%) on the original principal amount of this Note on the earlier of (i) the date the Company makes its first prepayment, if any, hereunder or (ii) the Maturity Date (the "Origination Fee").

5 Documentation Fee. The Company shall to pay to Holder a deferred documentation fee in an amount equal to two and one-half percent (2.5%) of the original principal amount of this Note on the earlier of (i) the date the Company makes its first prepayment, if any, hereunder or (ii) the Maturity Date (the "Documentation Fee”).

6 Conversion.

(a) Conversion Right. The Company shall give the Holder written notice (the “Financing Notice”) within three (3) days of the closing of the sale, in one or more transactions, of debt or equity securities of the Company in which the aggregate gross proceeds received by the Company equals or exceeds $10,000,000 (the “Financing”). The Financing Notice shall set forth in reasonable detail the terms of the Financing and shall include copies of all documents executed by purchasers of securities in the Financing originally executed by the Company (the “Financing Documents”). Upon the occurrence of a Financing, the Holder shall have the right to convert the entire principal, accrued interest, the Origination Fee amount and the Documentation Fee amount (collectively, the “Conversion Amount”), or any portion thereof, into either (i) the securities sold in the Financing at the price established for such securities in the Financing (“Purchase Price”) and on the same terms and conditions as other purchasers in the Financing or (ii) such number of fully paid and non-assessable shares of the Company’s common stock as is determined by dividing the Conversion Amount by $1.00 (the “Conversion Price”).

(b) Mechanics of Conversion. No fractional securities shall be issued upon conversion of this Note. In lieu of any fractional security to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Purchase Price or Conversion Price, as the case may be. To convert the Note pursuant to Section 5(a), the Holder shall surrender the Note and shall give written notice to the Company in accordance with the notice provisions set forth in the Loan Agreement, of the election to convert the same, which notice shall state the securities to be acquired (clause (i) or clause (ii) of Section 5(a)) and the amount of principal and/or interest being converted, which notice must be delivered to the Company no later than 15 days after receipt of the Company’s Financing Notice, after which the conversion right shall expire. In addition, the Holder’s conversion notice shall be accompanied by Financing Documents executed by the Holder if the Holder has elected to convert this Note into securities issued in the Financing. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such conversion notice and surrender of the Note. The Company shall, as soon as practicable thereafter, and in no event later than 10 days after the date of the conversion, issue and deliver to such address as the Holder may direct, a certificate or certificates for the securities to which such Holder shall be entitled and, if applicable, a new Note in the principal amount which has not been converted pursuant to Section 5(a).

(c) Adjustment of Conversion Price. The Conversion Price and the securities deliverable upon conversion of this Note in accordance with clause (ii) of Section 5(a) are subject to adjustment upon occurrence of the following:

(i) Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares of Common Stock. The Conversion Price of this Note shall be proportionally decreased and the number of securities deliverable upon the conversion of this Note shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Conversion Price of this Note shall be proportionally increased and the number of securities deliverable upon the conversion of this Note shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

(ii) Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon conversion of this Note) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Note on conversion hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such conversion prior to such date, and without the payment of additional consideration therefore, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had converted this Note immediately prior to such making, issuance or record date.

(iii) Reclassification, Conversion. If the Company, by reclassification of securities or conversion of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable if this Note had been converted immediately prior to such reclassification or conversion or other change and the Conversion Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 5(c).

(iv) Adjustment for Capital Reorganization. Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Note shall thereafter be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 5(c). The foregoing provisions of this Section 5(c)(iv) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

(d) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders set forth herein against impairment.

(e) Reservation of Securities. The Company shall reserve, so long as this Note is outstanding, such securities as the Holder is entitled to receive upon conversion of this Note. Prior to the issuance of any equity securities and whenever otherwise required, the Company shall amend its Articles of Incorporation to ensure that there is a sufficient quantity of such equity securities (and Common Stock into which such equity securities may be convertible) into which the Notes are entitled to be converted hereunder.

7 Prepayment. In the event the Company prepays all or any portion of the principal amount due under this Note, the Company shall, together with such prepayment, pay to the Holder of this Note, as a prepayment penalty, an amount equal to 80% of the interest which would have accrued on such prepaid principal amount from the date of such prepayment through the Maturity Date. If a Financing occurs within 45 days of any prepayment hereunder, the Company shall give a Financing Notice to Holder within 3 days of the closing thereof and Holder shall have the right to participate in such Financing to the extent of the amount of such prepayment pursuant to Section 5 hereof as though such prepayment had not been made. In lieu of delivering the Note as provided in Section 5(b), Holder shall pay the Purchase Price in the manner provided in the Financing.

8 Default. Upon the occurrence of any Event of Default (as defined in the Loan Agreement), the entire unpaid principal balance of this Note, all accrued and unpaid interest and all Obligations shall become or may be declared to be immediately due and payable, as provided in the Loan Agreement.

9 General. Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension. The Company agrees to pay all costs and expenses (including without limitation reasonable attorney's fees) incurred by Holder or Agent in connection with the enforcement of this Note. The Company hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. This Note is secured by the Loan Agreement and all other present and future security agreements between the Company, Holder and Agent. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between the Company, Holder and Agent, and all of Holder's rights and remedies hereunder and thereunder are cumulative. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect. This Note is payable in, and shall be governed by the laws of, the State of California. Any notices which the Company or the Holder is required or desires to give to the other shall be in writing and shall be deemed to have been given when given as provided in the Loan Agreement. This Note, and the obligations of the Company hereunder, shall be binding upon the Company, and shall inure to the benefit of the Holder, and their respective heirs, executors, administrators, successors and assigns.

10 No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholders of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby, or the equity securities into which this Note may be converted, until, and only to the extent that, this Note shall have been converted as provided herein.

INTERMETRO COMMUNICATIONS, INC.
a Nevada corporation

By		for InterMetro Communications, Inc.
President